Exhibit 10.3
Execution Version

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (this “Agreement”), dated as of December 23, 2016, among BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “ABL Representative”) for the ABL Secured Parties (as defined below), U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Term Loan Representative”) for the Term Loan Secured Parties (as defined below), and each of the Grantors (as defined below) party hereto.
RECITALS
A.    Basic Energy Services, Inc., a Delaware corporation (“Borrower”), the ABL Representative and certain financial institutions are parties to that certain Second Amended and Restated ABL Credit Agreement dated as of December 23, 2016 (as amended through the date hereof, the “Existing ABL Agreement”), pursuant to which such financial institutions have agreed to make revolving loans and extend other financial accommodations to Borrower thereunder from time to time.
B.    Borrower, the Term Loan Representative and certain financial institutions are parties to that certain Amended and Restated Term Loan Credit Agreement dated December 23, 2016 (the “Existing Term Loan Agreement”), pursuant to which such financial institutions have agreed to make term loans to Borrower.
C.    Each of the Grantors (other than Borrower) has agreed to guarantee the obligations of Borrower under the Existing ABL Agreement pursuant to an ABL Guarantee.
D.    Each of the Grantors (other than Borrower) has agreed to guarantee the obligations of Borrower under the Existing Term Loan Agreement pursuant to a Term Loan Guarantee.
E.    Each Grantor has granted to the ABL Representative security interests in the ABL Collateral as security for payment and performance of the ABL Obligations. Each Grantor has granted to the Term Loan Representative security interests in the Term Loan Collateral as security for payment and performance of the Term Loan Obligations.
F.    The ABL Obligations are intended to be secured by first priority liens on the ABL Facility Priority Collateral, and the Term Loan Obligations are intended to be secured by first priority liens on the Term Loan Priority Collateral and second priority liens on the ABL Facility Priority Collateral, such priorities and related rights to be established by this Agreement.
AGREEMENTS
NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, the parties agree as follows:
Section 1.Definitions; Rules of Construction.
1.1    UCC Definitions. Terms defined in the Uniform Commercial Code are used herein as so defined, including, without limitation, the following: Accounts, Chattel Paper, Commercial Tort Claims, Commodity Account, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments (as defined in Article 9 of the Uniform Commercial Code), Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Payment Intangible, Records, Securities Account and Supporting Obligations.
1.2    Defined Terms. The following terms, as used herein, have the following meanings:
“ABL Agreement” means the collective reference to (a) the Existing ABL Agreement, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing ABL Agreement (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise), any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall, unless otherwise specified, be deemed a reference to any ABL Agreement then extant.
“ABL Cap Amount” means an amount equal to the sum of 110% of the aggregate principal amount of loans and undrawn face amount of letters of credit (not to exceed $100,000,000) outstanding under the ABL Agreement as of the date of commencement of an Insolvency Proceeding, plus an amount not to exceed $25,000,000.
“ABL Collateral” means all assets, whether now owned or hereafter acquired by any Grantor, in which a Lien is granted or purported to be granted at any time by such Grantor to any ABL Secured Party as security for any ABL Obligation, it being understood that as of the date hereof, the ABL Collateral does not include the Term Loan Priority Collateral.
“ABL Creditors” means, collectively, the “Lenders” and the other “Secured Parties”, each as defined in the ABL Agreement.
“ABL DIP Financing” has the meaning set forth in Section 5.2(a).
“ABL Documents” means the ABL Agreement, each ABL Security Document, each ABL Guarantee and each other “Loan Document” as defined in the ABL Agreement.
“ABL Facility Priority Collateral” means all right, title and interest of the Grantors in the following, whether now owned or hereafter acquired:
(a)    all Accounts (including unbilled accounts and Accounts which constitute Proceeds of Inventory and are treated as accounts receivable on the books of a Grantor but excluding Accounts arising solely from the sale, lease, license, assignment or other disposition of Term Loan Priority Collateral other than Inventory);
(b)    all Specified ABL Facility Priority Collateral;
(c)    all Deposit Accounts (other than (i) Deposit Accounts that contain only the Proceeds of the Term Loan Priority Collateral or the proceeds of loans under the Term Loan Agreement and (ii) the Term Loan Proceeds Collateral Account) with any bank or other financial institution (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto, other than, in each case, to the extent constituting the identifiable Proceeds of Term Loan Priority Collateral);
(d)    all Securities Accounts (other than (i) Securities Accounts that contain only the Proceeds of the Term Loan Priority Collateral or the proceeds of loans under the Term Loan Agreement and (ii) the Term Loan Proceeds Collateral Account) with any securities intermediary (including any and all Investment Property and all funds or other property held therein or credited thereto, other than, in each case, to the extent constituting the identifiable Proceeds of Term Loan Priority Collateral);
(e)    all Commodity Accounts (other than (i) Commodity Accounts that contain only the Proceeds of the Term Loan Priority Collateral or the proceeds of loans under the Term Loan Agreement and (ii) the Term Loan Proceeds Collateral Account) with any commodities intermediary (including any and all commodity contracts and all funds and other property held therein or credited thereto, other than, in each case, to the extent constituting the identifiable Proceeds of Term Loan Priority Collateral);
(f)    all accessions to, substitutions for and replacements of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; and
(g)    to the extent not otherwise included, all Proceeds (including without limitation, all insurance proceeds related to the above), Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
“ABL Guarantee” means any guarantee by any Grantor of any or all of the ABL Obligations.
“ABL Lien” means any Lien created by the ABL Security Documents.
“ABL Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing by the ABL Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Bank Product Obligations and (d) all guarantee obligations, indemnities (other than Unasserted Contingent Obligations), fees, expenses and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Grantor, as Proceeds of Collateral, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Loan Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties with respect to such amounts, be deemed to be reinstated and outstanding as if such payment had not occurred.
“ABL Obligations Payment Date” means the first date on which (a) the ABL Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents or otherwise on terms acceptable to the ABL Representative), (b) all commitments to extend credit under the ABL Documents have been terminated, and (c) there are no outstanding letters of credit or similar instruments issued under, or Bank Product Obligations secured by, the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Documents or otherwise on terms acceptable to the ABL Representative).
“ABL Post-Petition Assets” has the meaning set forth in Section 5.2(b).
“ABL Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement ABL Agreement, the ABL Representative shall be the Person identified as administrative agent or other representative in such Replacement ABL Agreement.
“ABL Secured Parties” means the ABL Representative, the ABL Creditors and any other holders of the ABL Obligations.
“ABL Security Documents” means the “Collateral Documents” as defined in the ABL Agreement, and any other documents that are designated under the ABL Agreement as “ABL Security Documents” for purposes of this Agreement.
“Access Period” means, with respect to any Real Property constituting Term Loan Priority Collateral upon which are located books and records relating to the ABL Facility Priority Collateral (the “Specified Premises”), the period, following the commencement of any Enforcement Action, which begins on the earlier of (a) the day on which the ABL Representative provides the Term Loan Representative with the written notice of its election to request access to such Specified Premises pursuant to Section 3.4(c) and (b) the day on which the ABL Representative receives written notice from the Term Loan Representative that the Term Loan Representative (or its agent) has obtained possession or control of such Specified Premises or has, through the exercise of remedies or otherwise, sold or otherwise transferred such Specified Premises to any third party purchaser or transferee, and ends on the earliest of (i) the day which is 60 days after such date (the “Initial Access Date”) plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited from exercising remedies with respect to associated ABL Facility Priority Collateral, (ii) the date on which all or substantially all of the ABL Facility Priority Collateral located on such Real Property is sold, collected or liquidated, (iii) the ABL Obligations Payment Date and (iv) the date on which the default which resulted in such Enforcement Action has been cured to the satisfaction of the ABL Representative or waived in writing.
“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, armored car agreement, credit card processing agreement or any similar deposit, commodity or securities account agreements among the ABL Representative and/or the Term Loan Representative and a Grantor and the relevant service provider, financial institution, depository or intermediary.
“Additional ABL Agreement” means any agreement approved for designation as such by the ABL Representative, the Term Loan Representative and Borrower.
“Additional Debt” has the meaning set forth in Section 9.5(b).
“Additional Term Loan Agreement” means any agreement approved for designation as such by the ABL Representative, the Term Loan Representative and Borrower.
“Bank Product” means each and any of the following products, services or facilities extended to any Grantor or affiliate of a Grantor by an ABL Secured Party (or any of its affiliates): (a) services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services, excluding letters of credit.
“Bank Product Obligations” means, with respect to any Grantor, any and all obligations and liabilities of such Grantor owed to any ABL Secured Party (or any of its affiliates), whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all guarantees thereof and all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (provided, however, that debt securities that are or by their terms may be convertible or exchangeable into or for Capital Stock shall not constitute Capital Stock prior to conversion or exchange thereof).
“Collateral” means, collectively, all ABL Collateral and all Term Loan Collateral.
“Common Collateral” means all ABL Collateral.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute and any regulations promulgated thereunder.
“Comparable Security Document” means, in relation to any Senior Collateral subject to any Senior Security Document, that Junior Security Document that creates a security interest in the same Senior Collateral, granted by the same Grantor, as applicable.
“Control Representative” has the meaning set forth in Section 2.6(a).
“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country and all extensions and renewals thereof, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.
“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Domestic” means, as to any Person, a Person which is created or organized under the laws of the United States of America, any of its states or the District of Columbia.
“Enforcement Action” means, with respect to the ABL Obligations or the Term Loan Obligations, the exercise of any rights and remedies against, or to realize upon, any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the ABL Documents or the Term Loan Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, but excluding (a) the imposition of any default rate or late fee and (b) so long as no default or event of default under the Senior Documents is continuing, the collection or application of, or the delivery of any activation notice with respect to, funds from time to time on deposit in (i) any Deposit Account, Securities Account or Commodity Account representing ABL Facility Priority Collateral or (ii) any Deposit Account, Securities Account or Commodity Account representing Term Loan Priority Collateral.
“Existing ABL Agreement” has the meaning set forth in the Recitals of this Agreement.
“Existing Term Loan Agreement” has the meaning set forth in the Recitals of this Agreement.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grantor” means Borrower and each Subsidiary of Borrower that is now or hereafter becomes a party to any ABL Document or Term Loan Document as a borrower under the ABL Agreement or a guarantor of any borrower’s obligations under the ABL Agreement or the Term Loan Agreement, as applicable. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.
“Hedging Agreement” means any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code, including any agreement relating to any swap, cap, floor, collar, option or forward, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.
“Initial Access Date” shall have the meaning assigned to such term in the definition of “Access Period”.
“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code of the United States, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its property; or (c) an assignment or trust mortgage for the benefit of creditors.
“Intellectual Property” means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, domain names and domain name registrations, trade secrets, confidential or proprietary technical and business information, know-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, licenses for any of the foregoing and all license rights, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
“Junior Collateral” means, with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien.
“Junior Documents” means, collectively, with respect to any Junior Obligations, any provision pertaining to such Junior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.
“Junior Liens” means, with respect to any Common Collateral, all Liens securing the Term Loan Obligations.
“Junior Obligations” means, with respect to any Common Collateral, all Term Loan Obligations.
“Junior Obligations Payment Date” means, with respect to any Common Collateral, the Term Loan Obligations Payment Date.
“Junior Representative” means, with respect to any ABL Obligations or any ABL Facility Priority Collateral, the Term Loan Representative.
“Junior Secured Parties” means, with respect to the Common Collateral, all Term Loan Secured Parties.
“Junior Security Documents” means, with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Lien Priority” means, with respect to any Lien of the ABL Representative or Term Loan Representative in the Common Collateral, the order of priority of such Lien specified in Section 2.1.
“Loan Documents” means, collectively, the ABL Documents and the Term Loan Documents.
“Patents” means all of the following now owned or hereafter acquired by any Grantor:
(a)    all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country, and
(b)    all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.
“Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.
“Priority Collateral” means the ABL Facility Priority Collateral or the Term Loan Priority Collateral, as applicable.
“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Common Collateral, and (b) whatever is recoverable or recovered when any Common Collateral is sold exchanged, collected, or disposed of, whether voluntarily or involuntarily.
“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.
“Recovery” has the meaning set forth in Section 5.5.
“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, replace, refund or repay, or to issue other indebtedness (including, without limitation, debt securities) in exchange or replacement for, such indebtedness (including any amendment, modification, supplement or restatement of any Loan Documents in a manner having the same effect as a refinancing), in whole or in part, in each case, whether or not such refinancing, extension, renewal, defeasance, replacement, exchange, refunding or repayment occurs (i) with the original parties to the documents governing such indebtedness, (ii) on one or more separate occasions or (iii) simultaneously with the termination of the documents governing such indebtedness or the repayment of such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
“Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement.”
“Replacement Term Loan Agreement” has the meaning set forth in the definition of “Term Loan Agreement.”
“Requirement of Law” means any law (statutory or common), ordinance, treaty, code, directive, decree, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority.
“Secured Obligations” means the ABL Obligations and the Term Loan Obligations.
“Secured Parties” means the ABL Secured Parties and the Term Loan Secured Parties.
“Security Documents” means, collectively, the ABL Security Documents and the Term Loan Security Documents.
“Senior Collateral” means, with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.
“Senior Documents” means, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.
“Senior Liens” means, with respect to the Common Collateral, all Liens securing the ABL Obligations.
“Senior Obligations” means, with respect to any Common Collateral, all ABL Obligations.
“Senior Obligations Payment Date” means, with respect to any Common Collateral, the ABL Obligations Payment Date.
“Senior Representative” means, with respect to any Common Collateral, the ABL Representative.
“Senior Secured Parties” means, with respect to the Common Collateral, all ABL Secured Parties.
“Senior Security Documents” means with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations owing to such Senior Secured Party.
“Specified ABL Facility Priority Collateral” means all General Intangibles, Chattel Paper, Instruments, Documents, Letter-of-Credit Rights and Commercial Tort Claims, in each case pertaining to the property described in clause (a) and clauses (c) through (g) of the definition of “ABL Facility Priority Collateral.”
“Specified Premises” has the meaning set forth in the definition of “Access Period”.
“Specified Term Loan Priority Collateral” means all General Intangibles, Chattel Paper, Instruments, Documents, Letter-of-Credit Rights and Commercial Tort Claims, in each case other than those constituting ABL Facility Priority Collateral.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Term Loan Agreement” means the collective reference to (a) the Existing Term Loan Agreement, (b) any Additional Term Loan Agreement and (c) any other credit agreement, loan agreement, note agreement, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Term Loan Agreement, any Additional Term Loan Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Agreement hereunder (a “Replacement Term Loan Agreement”). Any reference to the Term Loan Agreement hereunder shall be deemed a reference to any Term Loan Agreement then extant.
“Term Loan Collateral” means all assets, whether now owned or hereafter acquired by any Grantor, in which a Lien is granted or purported to be granted at any time by such Grantor to any Term Loan Secured Party as security for any Term Loan Obligation.
“Term Loan Creditors” means, collectively, the “Lenders” and the other “Secured Parties”, each as defined in the Term Loan Agreement or the other Term Loan Documents.
“Term Loan DIP Financing” has the meaning set forth in Section 5.2(b).
“Term Loan Documents” means the Term Loan Agreement, each Term Loan Security Document, each Term Loan Guarantee and each other “Loan Document” as defined in the Term Loan Agreement.
“Term Loan Guarantee” means any guarantee by any Grantor of any or all of the Term Loan Obligations.
“Term Loan Lien” means any Lien created by the Term Loan Security Documents.
“Term Loan Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Term Loan Agreement or any Term Loan DIP Financing by the Term Loan Creditors and (b) all guarantee obligations, indemnities (other than Unasserted Contingent Obligations), fees, expenses and other amounts payable from time to time pursuant to the Term Loan Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Term Loan Obligation (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any ABL Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
“Term Loan Obligations Payment Date” means the first date on which (a) the Term Loan Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full and (b) all commitments to extend credit under the Term Loan Documents have been terminated.
“Term Loan Post-Petition Assets” has the meaning set forth in Section 5.2(a).
“Term Loan Priority Collateral” means all right, title and interest of the Grantors in the following Collateral, whether now owned or hereafter acquired:
(a)    Deposit Accounts, Securities Accounts and Commodity Accounts that contain only proceeds of items (b) through (k) below, and including any Deposit Account, Securities Account or Commodity Account that contains identifiable proceeds of loans under the Term Loan Agreement;
(b)    all Equipment;
(c)    all Fixtures;
(d)    all Goods (including Inventory);
(e)    all Real Property;
(f)    Specified Term Loan Priority Collateral;
(g)    all Intellectual Property;
(h)    all Investment Property (other than Investment Property constituting ABL Facility Priority Collateral);
(i)    all accessions to, substitutions for and replacements of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto;
(j)    to the extent not otherwise included, all Proceeds (including without limitation, all insurance proceeds relating to the above and any identifiable proceeds of items (a) through (h) of this definition contained in any Deposit Accounts, Securities Accounts and Commodity Accounts that otherwise constitute ABL Facility Priority Collateral), Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; and
(k)    all other property that does not constitute ABL Facility Priority Collateral.
For the avoidance of doubt, there shall be excluded from Term Loan Priority Collateral any Accounts to the extent such Accounts are Proceeds of Inventory and are treated as accounts receivable on the books of a Grantor.
“Term Loan Proceeds Collateral Account” means the “Term Loan Proceeds Collateral Account” as defined in the Term Loan Agreement.
“Term Loan Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Term Loan Agreement, the Term Loan Representative shall be the Person identified as administrative agent or other representative in such Replacement Term Loan Agreement.
“Term Loan Secured Parties” means the Term Loan Representative, the Term Loan Creditors and any other holders of the Term Loan Obligations.
“Term Loan Security Documents” means the “Collateral Documents” as defined in the Term Loan Agreement and any documents that are designated under the Term Loan Agreement as “Term Loan Security Documents” for purposes of this Agreement.
“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof.
“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
“Unasserted Contingent Obligations” means, at any time, ABL Obligations or Term Loan Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any ABL Obligation or Term Loan Obligation, as applicable, and (b) with respect to ABL Obligations, contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of ABL Obligations or Term Loan Obligations, as applicable, for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
1.3    Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented, modified, refinanced, replaced, renewed or otherwise extended (subject to any restrictions on such amendments, amendments and restatements, restatements, supplements, modifications, refinancings, replacements, renewals and extensions set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 2.Lien Priority.
2.1    Lien Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law, any Security Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral hereby agrees that:
(a)    any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior in all respects and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and
(b)    any Junior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.
2.2    Prohibition on Contesting Liens. (a) In respect of any Collateral, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral agrees that it shall not, and hereby waives any right to:
(i)    contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, perfection, validity or enforceability of any Senior Lien on such Collateral; or
(ii)    demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.
(b)    In respect of any Term Loan Priority Collateral, the ABL Representative, on behalf of each ABL Secured Party, agrees that it shall not, and hereby waives any right to:
(i)    assert or claim that the ABL Representative, for itself or the benefit of any ABL Secured Party, has a Lien on any Term Loan Priority Collateral securing any ABL Obligation;
(ii)    contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, perfection, validity or enforceability of any Lien on any Term Loan Priority Collateral; or
(iii)    demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of the Term Loan Priority Collateral or the Liens on such Collateral.
2.3    Nature of Obligations. The Term Loan Representative on behalf of itself and the other Term Loan Secured Parties acknowledges that a portion of the ABL Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the ABL Obligations may be modified, extended, amended, increased, renewed, replaced or Refinanced, in each event, without notice to or consent by the Term Loan Secured Parties except as provided in Section 6(d) hereof, and without affecting the provisions hereof. The ABL Representative on behalf of itself and the other ABL Secured Parties acknowledges that Term Loan Obligations may be modified, extended, amended, increased, renewed, replaced or Refinanced without notice to or consent by the ABL Secured Parties except as provided in Section 6(e) hereof, and without affecting the provisions hereof. The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the ABL Obligations or the Term Loan Obligations, or any portion thereof.
2.4    No New Liens. Until the Term Loan Obligations Payment Date, no ABL Secured Party shall acquire or hold any Lien on any Term Loan Priority Collateral securing any ABL Obligation. If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any Term Loan Priority Collateral securing any ABL Obligation, then the ABL Representative (or the relevant ABL Secured Party, at the direction of the ABL Representative) shall, without the need for any further consent of any other ABL Secured Party or demand from any Term Loan Secured Party and notwithstanding anything to the contrary in any other ABL Document, as soon as practicable (i) notify the Term Loan Representative in writing of the existence of such Lien and (ii) take all steps necessary to fully and unconditionally release such Lien.
2.5    Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the ABL Security Documents and the Term Loan Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Term Loan Obligations are fundamentally different from the ABL Obligations and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Loan Secured Parties in respect of the Common Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Loan Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Loan Obligation claims against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Facility Priority Collateral or Term Loan Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Term Loan Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Term Loan Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.
2.6    Agreements Regarding Actions to Perfect Liens. (a) Each of the ABL Representative and the Term Loan Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over, or is otherwise noted as a lienholder on any certificate of title constituting, any Term Loan Collateral, in the case of the ABL Representative, or any Common Collateral in the case of the Term Loan Representative, the ABL Representative and the Term Loan Representative, as applicable, each agrees to hold or control such Term Loan Collateral or Common Collateral, as applicable, as bailee and as non-fiduciary agent for the Term Loan Representative or the ABL Representative, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC and applicable certificate of title laws), solely for the purpose of perfecting the security interest (including any second-priority security interest) granted under the Term Loan Documents or the ABL Documents, as applicable, subject to the terms and conditions of this Section 2.6 (either the ABL Representative or the Term Loan Representative in such capacity, the “Control Representative”). Nothing in this Section 2.6 shall be construed to impose any duty on the ABL Representative or the Term Loan Representative (or any third party acting on either such Person’s behalf) or create any fiduciary relationship with respect to such Term Loan Collateral or Common Collateral, as applicable, or provide the Term Loan Representative, any other Term Loan Secured Party, the ABL Representative or any other ABL Secured Party, as applicable, with any rights with respect to such Term Loan Collateral or Common Collateral, as applicable, beyond those specified in this Agreement, the ABL Security Documents and the Term Loan Security Documents, as applicable, provided that subsequent to the occurrence of the ABL Obligations Payment Date (so long as the Term Loan Obligations Payment Date shall not have occurred), the ABL Representative shall (i) deliver to the Term Loan Representative, at the Grantors’ sole cost and expense, the Term Loan Collateral in its possession or control together with any necessary endorsements to the extent required by the Term Loan Documents or (ii) direct and deliver such Term Loan Collateral as a court of competent jurisdiction otherwise directs; provided, further, that subsequent to the occurrence of the Term Loan Obligations Payment Date (so long as the ABL Obligations Payment Date shall not have occurred), the Term Loan Representative shall (A) deliver to the ABL Representative, at the Grantors’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the ABL Documents or (B) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties and the Term Loan Secured Parties and shall not impose on the ABL Secured Parties or the Term Loan Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
(b)    The ABL Representative hereby agrees that after the ABL Obligations Payment Date and upon the written request of the Term Loan Representative, to the extent that the applicable Account Agreement is in full force and effect and has not been terminated, the ABL Representative shall continue to act as the Control Representative for the Term Loan Representative (solely for the purpose of perfecting the security interest granted under the Term Loan Documents and at the expense of the Grantors) with respect to the Deposit Account, Commodity Account or Securities Account that is the subject of such Account Agreement, until the earlier to occur of (i) 60 days after the ABL Obligations Payment Date and (ii) the date when an Account Agreement is executed in favor of the Term Loan Representative with respect to such Deposit Account, Commodity Account or Securities Account. The Term Loan Representative hereby agrees that after the Term Loan Obligations Payment Date and upon the written request of the ABL Representative, to the extent that the applicable Account Agreement is in full force and effect and has not been terminated, the Term Loan Representative shall continue to act as the Control Representative for the ABL Representative (solely for the purpose of perfecting the security interest granted under the ABL Documents and at the expense of the Grantors) with respect to the Deposit Account, Commodity Account or Securities Account that is the subject of such Account Agreement, until the earlier to occur of (1) 60 days after the Term Loan Obligations Payment Date and (2) the date when an Account Agreement is executed in favor of the ABL Representative with respect to such Deposit Account, Commodity Account or Securities Account.
(c)    Until the Term Loan Obligations Payment Date, the ABL Representative agrees that to the extent it is in possession of any Collateral constituting Term Loan Priority Collateral, promptly upon the request of the Term Loan Representative at any time prior to the Term Loan Obligations Payment Date, the ABL Representative shall deliver to the Term Loan Representative any such Term Loan Priority Collateral held by it, and shall use commercially reasonable efforts to cause each ABL Creditor known to it to be holding such Term Loan Priority Collateral to deliver the same to the Term Loan Representative, together with any necessary endorsements without warranty or representation of any kind (or otherwise allow the Term Loan Representative to obtain control of such Term Loan Priority Collateral).
(d)    Until the ABL Obligations Payment Date, the Term Loan Representative agrees that to the extent it is in possession of any Common Collateral constituting ABL Facility Priority Collateral, promptly upon the request of the ABL Representative at any time prior to the ABL Obligations Payment Date, the Term Loan Representative shall deliver to the ABL Representative any such ABL Facility Priority Collateral held by it, and shall use commercially reasonable efforts to cause each Term Loan Creditor known to it to be holding such ABL Facility Priority Collateral to deliver the same to the ABL Representative, together with any necessary endorsements without warranty or representation of any kind (or otherwise allow the ABL Representative to obtain control of such ABL Facility Priority Collateral).
(e)    The ABL Representative shall have no obligation whatsoever to the Term Loan Representative or any Term Loan Creditor to ensure that any Term Loan Collateral is genuine or owned by any Grantor or to preserve rights or benefits of any person except as expressly set forth in this Section 2.6. The duties or responsibilities of the ABL Representative under this Section 2.6 shall be limited solely to holding or controlling the Term Loan Collateral as bailee and non-fiduciary agent in accordance with this Section 2.6 and delivering the Term Loan Collateral upon the ABL Obligations Payment Date as provided in this Section 2.6. The Term Loan Representative shall have no obligation whatsoever to the ABL Representative or any ABL Creditor to ensure that the Common Collateral is genuine or owned by any Grantor or to preserve rights or benefits of any person except as expressly set forth in this Section 2.6. The duties or responsibilities of the Term Loan Representative under this Section 2.6 shall be limited solely to holding or controlling the Common Collateral as bailee and non-fiduciary agent in accordance with this Section 2.6 and delivering the Common Collateral upon the Term Loan Obligations Payment Date as provided in this Section 2.6.
Section 3.Enforcement Rights.
3.1    Exclusive Enforcement. Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party, but subject to the proviso set forth in Section 5.1. Upon the occurrence and during the continuance of an event of default under the Senior Documents, the Senior Representative and the other Senior Secured Parties may take and continue any Enforcement Action with respect to the Senior Obligations and the Senior Collateral in such order and manner as they may determine in their sole discretion in accordance with the terms and conditions of the Senior Documents. Notwithstanding the foregoing, any Junior Representative may, subject to Section 3.2, take all such actions as it shall deem necessary to (i) perfect or continue the perfection of its Junior Liens or (ii) create, preserve or protect (but not enforce) the Junior Liens on any Collateral.
3.2    Standstill and Waivers. Each Junior Representative, on behalf of itself and the other Junior Secured Parties, agrees that, until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, but subject to the proviso set forth in Section 5.1:
(a)    they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;
(b)    they will not, directly or indirectly, contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;
(c)    they have no right to (x) direct either the Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral or (y) consent or object to the exercise by the Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right);
(d)    they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party in respect of the Senior Collateral seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;
(e)    they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Senior Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral; and
(f)    they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral.
Notwithstanding the foregoing, the Junior Secured Parties shall be entitled to engage or retain sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, and preparing for the marketing or sale of, all or a material portion of the Collateral; provided, however, that (i) the retention of any such Person (and any action taken by such Person) shall not interfere with, impair, or delay in any manner any Enforcement Action taken by the Senior Representative or any other Senior Secured Party with respect to the Senior Collateral and (ii) to the extent that any Person retained by a Junior Secured Party pursuant hereto deems it necessary to physically access and inspect any Senior Collateral, then such Person shall make a written request to the Senior Representative, who shall cooperate in good faith to make reasonable arrangements for such access and inspection in a manner that does not interfere with the ability of the Senior Representative or any other Senior Secured Party to commence or take an Enforcement Action with respect to such Senior Collateral (it being further understood that the Senior Secured Parties (A) shall not be required to incur any expense in connection with any such request for access, and (B) shall have no obligation to compile, organize, or otherwise prepare in any manner, any Senior Collateral prior to any access or inspection; provided further, however, that nothing in this Section 3.2 shall impose any obligations on any Grantor or shall require any Grantor to reimburse any Secured Party for any fees, costs, or expenses incurred in connection with the engagement or retention of any such third parties, except as provided in the ABL Documents or Term Loan Documents, as applicable.
3.3    Judgment Creditors. In the event that any Term Loan Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Liens and the ABL Obligations) to the same extent as all other Liens securing the Term Loan Obligations are subject to the terms of this Agreement. In the event that any ABL Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Liens and the Term Loan Obligations) to the same extent as all other Liens securing the ABL Obligations are subject to the terms of this Agreement.
3.4    Cooperation; Sharing of Information and Access. (a) The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, agrees that each of them shall take such actions as the ABL Representative shall request in connection with the exercise by the ABL Secured Parties of their rights set forth herein in respect of the ABL Facility Priority Collateral. The ABL Representative, on behalf of itself and the other ABL Secured Parties, agrees that each of them shall take such actions as the Term Loan Representative shall request in connection with the exercise by the Term Loan Secured Parties of their rights set forth herein in respect of the Term Loan Priority Collateral.
(b)    In the event that the ABL Representative shall, in the exercise of its rights under the ABL Security Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to the Term Loan Priority Collateral, the ABL Representative shall promptly notify the Term Loan Representative of such fact and, upon request from the Term Loan Representative and as promptly as practicable thereafter, either make available to the Term Loan Representative such books and records for inspection and duplication or provide to the Term Loan Representative copies thereof. In the event that the Term Loan Representative shall, in the exercise of its rights under the Term Loan Security Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to any of the ABL Facility Priority Collateral, the Term Loan Representative shall promptly notify the ABL Representative of such fact and, upon request from the ABL Representative and as promptly as practicable thereafter, either make available to the ABL Representative such books and records for inspection and duplication or provide the ABL Representative copies thereof.
(c)    If the Term Loan Representative, or any agent or representative of the Term Loan Representative, or any receiver, shall, after the commencement of any Enforcement Action, obtain possession or physical control of any of the Specified Premises (or sells or otherwise transfers any of the Specified Premises to a third party purchaser or transferee without first obtaining possession or physical control), the Term Loan Representative shall promptly notify the ABL Representative in writing of that fact, and the ABL Representative shall, within ten Business Days thereafter, notify the Term Loan Representative in writing as to whether the ABL Representative desires to exercise access rights under this Agreement. In addition, if the ABL Representative, or any agent or representative of the ABL Representative, or any receiver, shall obtain possession or physical control of any of the Specified Premises in connection with an Enforcement Action, then the ABL Representative shall promptly notify the Term Loan Representative that the ABL Representative is exercising its access rights under this Agreement. Under either circumstance, upon delivery of such notice by the ABL Representative to the Term Loan Representative, the parties shall confer in good faith to coordinate with respect to the ABL Representative’s exercise of such access rights, with such access rights to apply to any Real Property constituting Specified Premises access to which is reasonably necessary to enable the ABL Representative during normal business hours to monitor, audit and collect Accounts and/or to arrange or effect the sale of ABL Facility Priority Collateral, all in accordance with the manner in which such matters are completed in the ordinary course of business. Consistent with the definition of Access Period, access rights will apply to differing parcels of Specified Premises at differing times, in which case, a differing Access Period will apply to each such parcel of Specified Premises. During any pertinent Access Period, the ABL Representative and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent-free right to use, the relevant Real Property constituting Specified Premises for the purposes described above.
(d)    The ABL Representative shall take proper and reasonable care of any Specified Premises that is used by the ABL Representative during the Access Period and shall repair at its expense (without waiving any rights of reimbursement from the Grantors) and replace any damage (ordinary wear-and-tear excepted) caused by any act or omission of the ABL Representative or its agents, representatives or designees and leave such Specified Premises in a condition substantially similar (ordinary wear and tear excepted) to the condition of such Specified Premises immediately prior to the date of commencement of the use thereof by the ABL Representative. The ABL Representative shall comply with all applicable laws in connection with its use or occupancy or possession of the Specified Premises. The ABL Representative shall indemnify and hold harmless the Term Loan Representative and the Term Loan Creditors for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control. The ABL Representative, for itself and on behalf of the ABL Secured Parties, hereby acknowledges that, during the period any Specified Premises shall be under control or possession of the Term Loan Representative or the other Term Loan Creditors, the Term Loan Representatives and other Term Loan Creditors shall not be obligated to take any action to protect or to procure insurance with respect to any ABL Facility Priority Collateral that may be located on or in the Specified Premises, it being understood that the Term Loan Representative and other Term Loan Creditors shall have no responsibility for loss or damage to the ABL Facility Priority Collateral (other than as a result of the gross negligence or willful misconduct of the Term Loan Representative and/or the other Term Loan Creditors or their agents) and that risk of loss or damage to the ABL Facility Priority Collateral shall remain with the ABL Representative and the ABL Secured Parties.
(e)    The ABL Representative and the Term Loan Representative shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Term Loan Representative to show the Specified Premises to prospective purchasers and to ready the Specified Premises for sale. Consistent with the definition of the term Access Period, if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Representative from exercising any of its rights hereunder, then the Access Period granted to the ABL Representative under this Section 3.4 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.4. If any Specified Premises are sold or otherwise transferred to a third party purchaser or transferee, then, solely to the extent any books or records related to the ABL Facility Priority Collateral are located on such Specified Premises, the Term Loan Representative shall expressly condition such sale or other transfer on such purchaser’s or transferee’s agreement to grant the ABL Representative the access rights otherwise applicable pursuant to this Agreement.
3.5    No Additional Rights For the Grantors Hereunder. Except as provided in Section 3.6 hereof, if any ABL Secured Party or Term Loan Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Loan Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Loan Secured Party.
3.6    Actions Upon Breach. (a) If any ABL Secured Party or Term Loan Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the ABL Representative or the Term Loan Representative, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any ABL Secured Party or Term Loan Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.
(b)    Should any ABL Secured Party or Term Loan Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any ABL Secured Party or Term Loan Secured Party (in its own name or in the name of the relevant Grantor), as applicable, may obtain relief against such ABL Secured Party or Term Loan Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the ABL Representative on behalf of each ABL Secured Party and the Term Loan Representative on behalf of each Term Loan Secured Party that (i) the ABL Secured Parties’ or Term Loan Secured Parties’, as applicable, damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan Secured Party or ABL Secured Party, as applicable, waives any defense that the Grantors and/or the Term Loan Secured Parties and/or ABL Secured Parties, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.
Section 4.Application of Proceeds and Other Agreements.
4.1    Application of Proceeds.
(a)    Application of Proceeds of Senior Collateral. Subject to clause (d) below, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Senior Representative and Junior Representative hereby agree that all Senior Collateral, and all Proceeds thereof, received by either of them in connection with the collection, sale or disposition of Senior Collateral by such Senior Representative or Junior Representative constituting an Enforcement Action shall be applied, first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Senior Secured Parties in connection with such Enforcement Action and only with respect to such Senior Collateral, second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date, third, to the payment of the Junior Obligations in accordance with the Junior Documents until the Junior Obligations Payment Date, and fourth, the balance, if any, to the Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
(b)    Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to the Junior Representative or to any Junior Secured Party regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.
(c)    Segregation of Collateral; Turnover. Until the occurrence of the Senior Obligations Payment Date, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct and each Junior Secured Party hereby authorizes the Senior Representative to make any such endorsements as agent for the Junior Representative (which authorization, being coupled with an interest, is irrevocable).
(d)    Mixed Collateral Proceeds. Notwithstanding anything to the contrary contained above or in the definition of the ABL Facility Priority Collateral or Term Loan Priority Collateral, in the event that proceeds of Common Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Common Collateral that involves a combination of ABL Facility Priority Collateral and Term Loan Priority Collateral, the portion of such proceeds that shall be allocated as proceeds of ABL Facility Priority Collateral for purposes of this Agreement shall be an amount equal to the net book value of such ABL Facility Priority Collateral (except in the case of Accounts which amount shall be equal to eighty-five percent (85%) of the net book value of such Accounts), with the balance of the proceeds allocated as proceeds of Term Loan Priority Collateral. In addition, notwithstanding anything to the contrary contained above or in the definition of the ABL Facility Priority Collateral or Term Loan Priority Collateral, to the extent proceeds of Collateral are proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Capital Stock of any Domestic Subsidiary of Borrower which is a Grantor or all or substantially all of the assets of any such Subsidiary, such proceeds shall constitute (1) first, in an amount equal to (A) eighty-five percent (85%) of the net book value of the Accounts and (B) the net book value of all other ABL Facility Priority Collateral owned by such Subsidiary at the time of such sale, ABL Facility Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), Term Loan Priority Collateral.
4.2    Releases of Liens. Upon any release, sale or disposition of Senior Collateral permitted pursuant to the terms of the Senior Documents that results in the release of the Senior Lien on any Senior Collateral (including without limitation any sale or other disposition pursuant to any Enforcement Action) (other than release of the Senior Lien due to the occurrence of the Senior Obligations Payment Date), the Junior Lien on such Senior Collateral shall be automatically and unconditionally released with no further consent or action of any Person; provided that the Senior Liens and Junior Liens shall attach to the proceeds of any sale or other disposition to the extent such proceeds constitute Senior Collateral and Junior Collateral, respectively, pursuant to the Senior Security Documents and Junior Security Documents, respectively. The Junior Representative shall, at the Grantors’ expense, promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall request to evidence any release of the Junior Lien described in this Section 4.2. The Junior Representative hereby appoints the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Representative and in the name of the Junior Representative or in the Senior Representative’s own name, from time to time, in the Senior Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). Until the Senior Obligations Payment Date occurs, to the extent that the Senior Secured Parties have released any Lien on Senior Collateral and any such Lien is later reinstated, then the Junior Secured Parties shall be granted a Junior Lien on any such Senior Collateral.
4.3    Insurance. Proceeds of Common Collateral include insurance proceeds with respect to the Common Collateral and therefore the Lien Priority shall govern the ultimate disposition of such casualty insurance proceeds. The ABL Representative shall have the sole and exclusive right, as against the Term Loan Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Facility Priority Collateral. The Term Loan Representative shall have the sole and exclusive right, as against the ABL Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Loan Priority Collateral. If, and to the extent of, any loss under an insurance policy that covers both ABL Facility Priority Collateral and Term Loan Priority Collateral, the ABL Representative and the Term Loan Representative shall work jointly in good faith to adjust or settle under the applicable insurance policy. To the extent any insurance proceeds are received for business interruption or for any liability or indemnification and those proceeds are not compensation for a casualty loss with respect to the ABL Priority Collateral, such proceeds shall first be applied to the Term Loan Obligations and then to the ABL Obligations. Each of the Term Loan Representative and ABL Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.
4.4    Option to Purchase ABL Obligations.
(a)    Without prejudice to the enforcement of remedies by the ABL Secured Parties, the Term Loan Secured Parties (or any of them) (in each case, an “Eligible ABL Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the ABL Secured Parties under the ABL Documents), at any time during the exercise period described in Section 4.4(c), all, but not less than all, of the ABL Obligations (other than the ABL Obligations of a Defaulting ABL Creditor), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all ABL Obligations outstanding at the time of purchase. Upon receipt of a notice in accordance with Section 4.4(b) from an Eligible ABL Purchaser, the ABL Secured Parties shall have no further obligation under this Section 4.4 to sell the ABL Obligations to any other Eligible ABL Purchaser thereafter providing notice under Section 4.4(b). Any purchase pursuant to this Section 4.4(a) shall be made as follows:
(i)    for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute ABL Obligations (including unreimbursed amounts drawn in respect of letters of credit, but excluding the undrawn amount of then outstanding letters of credit), 100% of the principal amount thereof and all accrued and unpaid interest thereon to but excluding the Business Day on which such purchase and sale shall occur (including any prepayment or acceleration penalties or premiums), (B) in the case of any Bank Product Obligations in respect of any Hedging Agreement constituting ABL Obligations, the net aggregate amount then owing to each Hedging Agreement provider thereunder pursuant to the terms of the respective Hedging Agreement, including without limitation all amounts owing to such Hedging Agreement provider as a result of the termination (or early termination) thereof, (C) in the case of any Bank Product Obligations (other than those in respect of any Hedging Agreement) constituting ABL Obligations, the net aggregate amount then owing to each provider of Bank Products in respect thereof, including without limitation all amounts owing to such provider of Bank Products as a result of the termination (or early termination) of such Bank Product Obligations, plus (D) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of purchase; and (y) an obligation on the part of the respective Eligible ABL Purchasers (which shall be expressly provided in the assignment documentation described below) to reimburse each issuing lender (or any ABL Secured Party required to pay the same) for all amounts thereafter drawn with respect to any letters of credit constituting ABL Obligations which remain outstanding after the date of any purchase pursuant to this Section 4.4, together with all fronting fees and other amounts which may at any future time be owing to the respective issuing lender with respect to such letters of credit;
(ii)    with the purchase price described in preceding clause (a)(i)(x) payable in cash on the date of purchase against transfer to the respective Eligible ABL Purchaser or Eligible ABL Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any ABL Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any ABL Obligation or as to any other matter whatsoever, except the representations and warranties that (A) the transferor owns free and clear of all Liens (other than participation interests not prohibited by the ABL Documents, in which case the purchase price described in preceding clause (a)(i)(x) shall be appropriately adjusted so that the Eligible ABL Purchaser or Eligible ABL Purchasers do not pay amounts represented by any participation interest which remains in effect except to the extent that the Eligible ABL Purchasers expressly assume the obligations under such participation interests), (B) the transferor has the right to convey whatever claims and interests it may have in respect of the ABL Obligations and (C) the principal of and accrued and unpaid interest on the ABL Obligations being purchased, and the fees and expenses thereof owed to the respective ABL Secured Party, are as stated in any assignment agreement prepared in connection with the purchase and sale of the ABL Obligations; provided that the purchase price in respect of any outstanding letter of credit that remains undrawn on the date of purchase shall be payable in cash as and when such letter of credit is drawn upon (1) first, from the cash collateral account described in clause (a)(iii) below, until the amounts contained therein have been exhausted, and (2) thereafter, directly by the respective Eligible ABL Purchaser or Eligible ABL Purchasers;
(iii)    except with respect to any letters of credit that are backstopped pursuant to arrangements reasonably satisfactory to the applicable issuing Bank, with such purchase accompanied by a deposit of cash collateral under the sole dominion and control of the ABL Representative or its designee in an amount equal to 103% of the sum of the aggregate undrawn amount of all then outstanding letters of credit pursuant to the ABL Documents and the aggregate fronting and similar fees which will accrue thereon through the stated maturity of the letters of credit (assuming no drawings thereon before stated maturity), as security for the respective Eligible ABL Purchaser’s or Eligible ABL Purchasers’ obligation to pay amounts as provided in preceding clause (a)(i)(y), it being understood and agreed that (x) at the time any fronting or similar fees are owing to an issuer with respect to any letter of credit, the ABL Representative may apply amounts deposited with it as described above to pay the same, (y) upon any drawing under any letter of credit, the ABL Representative shall apply amounts deposited with it as described above to repay the respective unpaid drawing and any customary fees charged by the issuer in connection with such draws and (z) the Eligible ABL Purchasers shall have no obligation to provide any additional cash collateral for any letters of credit that have already been fully cash collateralized prior to the time the Eligible ABL Purchasers deliver a purchase notice. After giving effect to any payment made as described above in this clause (iii), those amounts (if any) then on deposit with the ABL Representative as described in this clause (iii) which exceed 103% of the sum of the aggregate undrawn amount of all then outstanding letters of credit and the aggregate fronting and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding letters of credit (assuming no drawings thereon before stated maturity), shall be returned to the respective Eligible ABL Purchaser or Eligible ABL Purchasers (as their interests appear). Furthermore, at such time as all letters of credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above in this clause (iii) (and not previously applied or released as provided above) shall be returned to the respective Eligible ABL Purchaser or Eligible ABL Purchasers, as their interests appear;
(iv)    with the purchase price described in preceding clause (a)(i)(x) accompanied by a waiver by the Term Loan Representative (on behalf of itself and the other Term Loan Secured Parties) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 4.4;
(v)    with all amounts payable to the various ABL Secured Parties in respect of the assignments described above to be distributed to them by the ABL Representative in accordance with their respective holdings of the various ABL Obligations; and
(vi)    with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to all parties thereto (with the reasonable and documented cost of counsel to the ABL Representative in respect of preparing, reviewing and/or finalizing such documentation to be paid by the respective Eligible ABL Purchaser or Eligible ABL Purchasers); it being understood and agreed that the ABL Representative and each other ABL Secured Party shall retain all rights to indemnification as provided in the relevant ABL Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 4.4. The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the ABL Representative), the amount of cash collateral held by the ABL Representative or its designee pursuant to preceding clause (a)(iii) is at any time less than the full amounts owing with respect to any letter of credit described above (including fronting and similar fees), then the respective Eligible ABL Purchaser or Eligible ABL Purchasers shall promptly reimburse ABL Representative (who shall pay the respective issuing bank) the amount of the deficiency.
(b)    The right to exercise the purchase option described in Section 4.4(a) above shall be exercisable and legally enforceable upon at least five (5) Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible ABL Purchaser or Eligible ABL Purchasers and shall specify a date of purchase not less than five (5) Business Days, nor more than thirty (30) Business Days, after receipt by ABL Representative of such notice) given to ABL Representative by an Eligible ABL Purchaser. Neither the ABL Representative nor any other ABL Secured Party shall have any disclosure obligation to any Eligible ABL Purchaser, the Term Loan Representative or any other Term Loan Secured Party in connection with any exercise of such purchase option.
(c)    The right to purchase the ABL Obligations as described in this Section 4.4 may be exercised, by giving the irrevocable written notice described in preceding subsection (b), during each of the periods that (i) begins on the date occurring three (3) Business Days after the first to occur of (v) the date an Event of Default (as defined in the applicable ABL Document) resulting from the Borrower or any of its Subsidiaries failing to pay an amount owed to the ABL Secured Parties when due has occurred, (w) the date an Event of Default resulting from a breach of a financial covenant or a negative covenant under the ABL Documents has occurred and is continuing for twenty (20) calendar days without waiver or cure, (x) the date of the acceleration of the final maturity of the loans constituting ABL Obligations, (y) the occurrence of the final maturity of the loans constituting ABL Obligations or (z) the occurrence of an Insolvency Proceeding with respect to any Grantor that constitutes an event of default under the ABL Documents (in the case of preceding clauses (v) through (y), so long as the acceleration, Event of Default, or failure to pay amounts due at final maturity has not been rescinded or cured, as the case may be, within such three (3) Business Day Period, and so long as any unpaid amounts constituting ABL Obligations remain owing) and (ii) ends on the sixtieth (60th) day after the start of the applicable period described above.
(d)    The obligations of the ABL Secured Parties to sell their respective ABL Obligations under this Section 4.4 are several and not joint and several. To the extent any ABL Secured Party (a “Defaulting ABL Creditor”) breaches its obligation to sell its ABL Obligations under this Section 4.4 nothing in this Section 4.4 shall be deemed to require the ABL Representative or any other ABL Secured Party to purchase such Defaulting ABL Creditor’s ABL Obligations for resale to the holders of Term Loan Obligations and in all cases, the ABL Representative and each ABL Secured Party complying with the terms of this Section 4.4 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting ABL Creditor; provided that nothing in this clause (d) shall require any Eligible ABL Purchaser to purchase less than all of the ABL Obligations.
(e)    Each Grantor irrevocably consents to any assignment effected to one or more Eligible ABL Purchasers pursuant to this Section 4.4 for purposes of all ABL Documents and hereby agrees that no further consent from such Grantor shall be required.
Section 5.Insolvency Proceedings.
5.1    Filing of Motions. (a) Until the ABL Obligations Payment Date has occurred, the Term Loan Representative agrees on behalf of itself and the other Term Loan Secured Parties that no Term Loan Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the ABL Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the ABL Representative (including the validity and enforceability thereof) or any other ABL Secured Party in respect of any ABL Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Term Loan Representative may (i) propose, support or prosecute any matter with respect to the Term Loan DIP Financing (as defined in Section 5.2(b)), (ii) file a proof of claim in an Insolvency Proceeding, and (iii) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Secured Parties on the ABL Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Term Loan Representative imposed hereby.
(b)    Until the Term Loan Obligations Payment Date has occurred, the ABL Representative agrees on behalf of itself and the other ABL Secured Parties that no ABL Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Term Loan Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Term Loan Representative (including the validity and enforceability thereof) or any other Term Loan Secured Party in respect of any Term Loan Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the ABL Representative may (i) propose, support or prosecute any matter with respect to the ABL DIP Financing (as defined in Section 5.2(a)), (ii) file a proof of claim in an Insolvency Proceeding, and (iii) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties on the ABL Collateral.
5.2    Financing Matters. (a) If any Grantor becomes subject to any Insolvency Proceeding in the United States at any time prior to the ABL Obligations Payment Date, and if the ABL Representative or the other ABL Secured Parties desire to consent (or not object) to the use of ABL Facility Priority Collateral constituting cash collateral under the Bankruptcy Code or to provide financing to any Grantor under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Grantor by any third party secured by all or a portion of the ABL Facility Priority Collateral (any such financing, “ABL DIP Financing”), then the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that each Term Loan Secured Party (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL DIP Financing on the grounds of a failure to provide “adequate protection” for the Term Loan Representative’s Lien on the Term Loan Collateral to secure the Term Loan Obligations or on any other grounds (and will not request any adequate protection solely as a result of such ABL DIP Financing) and (ii) will subordinate (and will be deemed hereunder to have subordinated) the Term Loan Liens on any ABL Facility Priority Collateral (A) to such ABL DIP Financing (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the ABL Secured Parties and (C) to any “carve-out” for professional fees and customary fees and expenses agreed to by the ABL Representative or the other ABL Secured Parties and approved by the bankruptcy court, so long as (w) the aggregate principal amount of the ABL DIP Financing plus the principal amount of outstanding loans and face amount of outstanding letters of credit under the ABL Agreement does not exceed the ABL Cap Amount, (x) the Term Loan Representative retains its Lien on the Term Loan Collateral to secure the Term Loan Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Term Loan Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such ABL DIP Financing is junior and subordinate to the Lien of the Term Loan Representative on the Term Loan Priority Collateral, (y) all Liens on ABL Facility Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Representative and the other ABL Secured Parties securing the ABL Obligations on ABL Facility Priority Collateral and (z) if the ABL Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, and such replacement or adequate protection Lien is on any of the Term Loan Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the Term Loan Priority Collateral (the “Term Loan Post-Petition Assets”) is junior and subordinate to the Lien in favor of the Term Loan Representative on the Term Loan Priority Collateral and (2) the Term Loan Representative also receives a replacement or adequate protection Lien on such Term Loan Post-Petition Assets of the debtor to secure the Term Loan Obligations. In no event will any of the ABL Secured Parties seek to obtain a priming Lien on any of the Term Loan Priority Collateral and nothing contained herein shall be deemed to be a consent by the Term Loan Secured Parties to any adequate protection payments using Term Loan Priority Collateral.
(b)    If any Grantor becomes subject to any Insolvency Proceeding in the United States at any time prior to the Term Loan Obligations Payment Date, and if the Term Loan Representative or the other Term Loan Secured Parties desire to consent (or not object) to the use of Term Loan Priority Collateral constituting cash collateral under the Bankruptcy Code or to provide financing to any Grantor under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Grantor by any third party secured by all or a portion of the Term Loan Priority Collateral (any such financing, “Term Loan DIP Financing”), then the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that each ABL Secured Party will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to such Term Loan DIP Financing on the grounds of a failure to provide “adequate protection” for the ABL Representative’s Lien on the ABL Collateral to secure the ABL Obligations or on any other grounds (and will not request any adequate protection solely as a result of such Term Loan DIP Financing), so long as the ABL Representative retains its Lien on the ABL Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the ABL Facility Priority Collateral only, such Lien has the same priority with respect to the Term Loan Collateral as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such Term Loan DIP Financing is junior and subordinate to the Lien of the ABL Representative on the ABL Facility Priority Collateral. In no event will any of the Term Loan Secured Parties seek to obtain a priming Lien on any of the ABL Facility Priority Collateral, and nothing contained herein shall be deemed to be a consent by the ABL Secured Parties to any adequate protection payments using ABL Facility Priority Collateral.
(c)    All Liens granted to the Term Loan Representative or the ABL Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement. If the Term Loan Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the Term Loan Obligations, and such replacement or adequate protection Lien is on any of the ABL Facility Priority Collateral (the “Specified Term Loan Adequate Protection Liens”), then the Term Loan Representative shall (i) not object to, nor support any other Person objecting to, any request by the ABL Representative to the applicable bankruptcy court to provide replacement or adequate protection Liens on such post-petition assets which are part of the ABL Facility Priority Collateral in favor of the ABL Representative (for the benefit  of the ABL Secured Parties) to secure the ABL Obligations (the “Specified ABL Adequate Protection Liens”) and (ii) to the extent the applicable bankruptcy court approves such Specified ABL Adequate Protection Liens, subordinate the Specified Term Loan Adequate Protection Liens to the Specified ABL Adequate Protection Liens on terms mutually and reasonably agreed between the ABL Representative and the Term Loan Representative.
5.3    Relief From the Automatic Stay. Until the ABL Obligations Payment Date, the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that none of them will seek (or support any other Person in seeking) relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any ABL Facility Priority Collateral, without the prior written consent of the ABL Representative. Until the Term Loan Obligations Payment Date, the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Term Loan Priority Collateral, without the prior written consent of the Term Loan Representative. In addition, neither the Term Loan Representative nor the ABL Representative shall seek any relief from the automatic stay with respect to any Common Collateral without providing 30 days’ prior written notice to the other, unless otherwise agreed by both the ABL Representative and the Term Loan Representative.
5.4    No Contest. (a) The Junior Representative, on behalf of itself and the Junior Secured Parties, agrees that, prior to the Senior Obligations Payment Date, none of them shall contest (or support any other Person contesting) (i) any request by the Senior Representative or any Senior Secured Party for adequate protection of its interest in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable), or (ii) any objection by the Senior Representative or any Senior Secured Party to any motion, relief, action, or proceeding based on a claim by the Senior Representative or any Senior Secured Party that its interests in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Senior Representative as adequate protection of its interests are subject to this Agreement.
(b)    The ABL Representative, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Term Loan Obligations Payment Date, none of them shall contest (or support any other Person contesting) (i) any request by the Term Loan Representative or any Term Loan Secured Party for adequate protection of its interest in the Term Loan Priority Collateral, or (ii) any objection by the Term Loan Representative or any Term Loan Secured Party to any motion, relief, action, or proceeding based on a claim by the Term Loan Representative or any Term Loan Secured Party that its interests in the Term Loan Priority Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding).
5.5    Avoidance Issues. If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
5.6    Asset Dispositions in an Insolvency Proceeding.
(a)    Neither the Junior Representative nor any other Junior Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Representative, and the Junior Representative and each other Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Representative and to have released their Liens on such assets. Neither the ABL Representative nor any other ABL Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Term Loan Priority Collateral, and the ABL Representative and each other ABL Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Term Loan Priority Collateral.
(b)    The Term Loan Representative agrees that it shall not object to or otherwise contest the exercise by the ABL Representative of any credit bid rights under Section 363(k) of the Bankruptcy Code (or any other similar provision of the Bankruptcy Code) with respect to any disposition of the ABL Facility Priority Collateral, and the ABL Representative agrees that it shall not object to or otherwise contest the exercise by the Term Loan Representative of any credit bid rights under Section 363(k) of the Bankruptcy Code (or any other similar provision of the Bankruptcy Code) with respect to any disposition of the Term Loan Priority Collateral.
5.7    Other Matters. To the extent that the Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Junior Collateral, the Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of the Junior Representative; provided that if requested by the Junior Representative, the Senior Representative shall timely exercise such rights in the manner requested by the Junior Representative, including any rights to payments in respect of such rights.
5.8    Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.
5.9    Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, on account of both the ABL Obligations and the Term Loan Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Loan Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
5.10    Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code. With respect to any matters relating to the Term Loan Priority Collateral prior to the discharge of the Term Loan Obligations, the ABL Representative, for itself and on behalf of the other ABL Secured Parties, waives any claim any ABL Secured Party may hereafter have against any Term Loan Secured Party arising out of the election by any Term Loan Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code. With respect to any matters relating to the ABL Facility Priority Collateral prior to the discharge of the ABL Obligations, the Term Loan Representative, for itself and on behalf of the other Term Loan Secured Parties, waives any claim any Term Loan Secured Party may hereafter have against any ABL Secured Party arising out of the election by any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.
Section 6.Term Loan Documents and ABL Documents.
(a)    Each Grantor and the Term Loan Representative, on behalf of itself and the Term Loan Secured Parties, agree that it shall not at any time execute or deliver any amendment or other modification to any of the Term Loan Documents inconsistent with or in violation of this Agreement.
(b)    Each Grantor and the ABL Representative, on behalf of itself and the ABL Secured Parties, agree that it shall not at any time execute or deliver any amendment or other modification to any of the ABL Documents inconsistent with or in violation of this Agreement.
(c)    In the event the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document (including any release of any Lien in favor of such Senior Secured Party) or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Senior Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Security Document without the consent of or action by any Junior Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that, (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) no such amendment, waiver or consent with respect to any provision applicable to the Junior Representative under the Junior Documents shall be made without the prior written consent of the Junior Representative, and (iii) notice of such amendment, waiver or consent shall be given to the Junior Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.
(d)    Notwithstanding anything to the contrary contained herein, without the written consent of the Term Loan Representative, the ABL Representative and the other ABL Secured Parties will not be entitled to agree (and will not agree) to enter into any agreement with respect to, amend or otherwise modify, or Refinance the indebtedness under, the ABL Documents that:
(i)    increases the maximum principal amount of indebtedness allowed to be incurred under the ABL Documents, including the aggregate face amount of any letters of credit issued but not reimbursed under the ABL Documents, to an amount in excess of $100,000,000 other than in connection with ABL DIP Financing permitted hereunder;
(ii)    shortens the maturity date of any ABL Obligations (other than any acceleration of the maturity date as the result of any default) or requires any amortization of the ABL Obligations prior to maturity date for such ABL Obligations under the applicable ABL Documents (as in effect on the date hereof); and
(iii)    modifies or adds any covenant or event of default under the ABL Documents which restricts one or more obligors from making payments under the Term Loan Documents which would otherwise be permitted under the ABL Documents as in effect on the date hereof.
(e)    Notwithstanding anything to the contrary contained herein, without the written consent of the ABL Representative, the Term Loan Representative and the other Term Loan Secured Parties will not be entitled to agree (and will not agree) to enter into any agreement with respect to, amend or otherwise modify, or Refinance the indebtedness under, the Term Loan Documents that modifies or adds any covenant or event of default under the Term Loan Documents which restricts one or more obligors from making payments under the ABL Documents which would otherwise be permitted under the Term Loan Documents as in effect on the date hereof.
Section 7.Reliance; Waivers; etc.
7.1    Reliance. The ABL Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Term Loan Representative, on behalf of it itself and the other Term Loan Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the ABL Representative and the other ABL Secured Parties. The Term Loan Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The ABL Representative, on behalf of itself and the other ABL Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Term Loan Representative and the other Term Loan Secured Parties.
7.2    No Warranties or Liability. The Term Loan Representative and the ABL Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any other Term Loan Document. Except as otherwise provided in this Agreement, the Term Loan Representative and the ABL Representative will be entitled to manage and supervise the respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.
7.3    No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the ABL Documents or the Term Loan Documents.
Section 8.Obligations Unconditional. For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations hereunder of the ABL Representative and the ABL Secured Parties in respect of any Collateral and the Term Loan Representative and the Term Loan Secured Parties in respect of any Collateral shall remain in full force and effect regardless of:
(a)    any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;
(b)    any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;
(c)    any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;
(d)    the commencement of any Insolvency Proceeding in respect of any Grantor; or
(e)    any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of any Secured Obligation or of any Junior Secured Party in respect of this Agreement.
Section 9.Miscellaneous.
9.1    Rights of Subrogation. The Term Loan Representative, for and on behalf of itself and the Term Loan Secured Parties, agrees that no payment to the ABL Representative or any ABL Secured Party in respect of Common Collateral pursuant to the provisions of this Agreement shall entitle the Term Loan Representative or any Term Loan Secured Party to exercise any rights of subrogation in respect thereof until the ABL Obligations Payment Date. Following the ABL Obligations Payment Date, the ABL Representative agrees to execute such documents, agreements, and instruments as the Term Loan Representative or any Term Loan Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Representative are paid by such Person upon request for payment thereof. The ABL Representative, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the Term Loan Representative or any Term Loan Secured Party in respect of Term Loan Collateral pursuant to the provisions of this Agreement shall entitle the ABL Representative or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Term Loan Obligations Payment Date. Following the Term Loan Obligations Payment Date, the Term Loan Representative agrees to execute such documents, agreements, and instruments as the ABL Representative or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Loan Obligations resulting from payments to the Term Loan Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Loan Representative are paid by such Person upon request for payment thereof.
9.2    Further Assurances. Each of the Term Loan Representative and the ABL Representative will, at the Grantors’ expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Representative or the Term Loan Representative to exercise and enforce its rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 9.2, to the extent that such action would contravene any law, order or other Requirement of Law or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 9.2.
9.3    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Loan Document, the provisions of this Agreement shall govern to the extent of such conflict.
9.4    Continuing Nature of Provisions. Subject to Section 5.5, this Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the earlier of (a) the ABL Obligations Payment Date and (b) the Term Loan Obligations Payment Date. This is a continuing agreement and the ABL Secured Parties and the Term Loan Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Grantor on the faith hereof.
9.5    Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Representative and the Term Loan Representative. Each Grantor agrees that this Agreement may be amended or modified by the ABL Representative and the Term Loan Representative without notice to, or the consent of, any Grantor, provided that no Grantor shall be bound by any such amendment or modification that directly and materially affects the rights or duties of such Grantor.
(b)    It is understood that the ABL Representative and the Term Loan Representative, without the consent of any other ABL Secured Party or Term Loan Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Grantors become ABL Obligations or Term Loan Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes ABL Obligations or Term Loan Obligations, provided, that such Additional Debt is permitted to be incurred by the ABL Agreement and Term Loan Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as ABL Obligations or Term Loan Obligations, as applicable.
9.6    Information Concerning Financial Condition of the Grantors. The Term Loan Representative and the ABL Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding the financial condition of the Grantors or any other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations (except as otherwise provided in the ABL Documents and Term Loan Documents). In the event the Term Loan Representative or the ABL Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.
9.7    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
9.8    Submission to Jurisdiction; JURY TRIAL WAIVER. (a) The ABL Representative, for itself and on behalf of each ABL Secured Party, the Term Loan Representative, for itself and on behalf of each Term Loan Secured Party, and each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any ABL Secured Party or Term Loan Secured Party may otherwise have to bring any action or proceeding against any Grantor or its properties in the courts of any jurisdiction.
(b)    The ABL Representative, for itself and on behalf of each ABL Secured Party, the Term Loan Representative, for itself and on behalf of each Term Loan Secured Party, and each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (i) the defense of an inconvenient forum to the maintenance of such action or proceeding.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(d)    EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
9.9    Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.9) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
9.10    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the ABL Secured Parties and Term Loan Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.
9.11    Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
9.12    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
9.13    Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any ABL Secured Party or any Term Loan Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or the Term Loan Documents, as applicable, or to demand payment under any guarantee in respect thereof.
9.14    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto. This Agreement supersedes and replaces in its entirety that certain Intercreditor Agreement dated as of February 26, 2016 among the parties hereto, which shall be of no further force and effect.
9.15    Additional Grantors. Borrower shall cause each Person that becomes a Grantor after the date hereof to become a party to this Agreement by execution and delivery by such Person of a Joinder Agreement in the form of Annex 1 hereto.
9.16    Force Majeure. Other than with respect to obligations that can be performed by the payment of money, whenever a period of time is herein prescribed for action to be taken by either the ABL Representative or the Term Loan Representative, such Person shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war and terrorist acts or activities.
9.17    No Consequential Damages. Neither the ABL Representative nor the Term Loan Representative shall be liable for any indirect, special or consequential damages (including but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
BANK OF AMERICA, N.A., as ABL Representative for and on behalf of the ABL Secured Parties
By:    /s/Hance VanBeber
Name:     Hance VanBeber
Title:    Senior Vice President
Address for Notices:

901 Main Street, 11th Floor
TX1-492-11-23
Dallas, Texas 75202
Attention: Hance VanBeber
Telecopy No.:     (214) 209-1370

U.S. BANK NATIONAL ASSOCIATION, as Term Loan Representative for and on behalf of the Term Loan Secured Parties
By:    /s/James A. Hanley
Name: James A. Hanley
Title: Vice President

Address for Notices:

U.S. Bank National Association
214 North Tyron Street, 27th Floor
Charlotte, NC 28202
Attention: James Hanley, CDO Trust Services
Telephone: (302) 576-3714
Facsimile: (704) 335-4678

BORROWER:     BASIC ENERGY SERVICES, INC.

By: /s/Alan Krenek
Name:    Alan Krenek

Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:	ACID SERVICES, LLC
ADMIRAL WELL SERVICE, INC.
BASIC ENERGY SERVICES GP, LLC
BASIC ESA, INC.
BASIC MARINE SERVICES, INC.
CHAPARRAL SERVICE, INC.
FIRST ENERGY SERVICES COMPANY
GLOBE WELL SERVICE, INC.
JETSTAR ENERGY SERVICES, INC.
JETSTAR HOLDINGS, INC.
JS ACQUISITION LLC
LEBUS OIL FIELD SERVICE CO.
MAVERICK COIL TUBING SERVICES, LLC
MAVERICK SOLUTIONS, LLC
MAVERICK STIMULATION COMPANY, LLC
MAVERICK THRU-TUBING SERVICES, LLC
MCM HOLDINGS, LLC
MSM LEASING, LLC
PERMIAN PLAZA, LLC
PLATINUM PRESSURE SERVICES, INC.
SCH DISPOSAL, L.L.C.
SLEDGE DRILLING CORP.
THE MAVERICK COMPANIES, LLC
XTERRA FISHING & RENTAL TOOLS CO.

By: /s/Alan Krenek
Name:    Alan Krenek

Title:	Senior Vice President and Chief Financial Officer

Address for Notices:
Basic Energy Services
801 Cherry Street, Suite 2100
Fort Worth, TX 76102
Attention: Alan Krenek
Facsimile: 817-334-4101

BASIC ENERGY SERVICES, L.P.

By: Basic Energy Services GP, LLC, its sole

    general partner

By:     Basic Energy Services, Inc., its sole member

By:/s/Alan Krenek_________________________
Name:    Alan Krenek
Title:    Senior Vice President and Chief
Financial Officer

TAYLOR INDUSTRIES, LLC

By:/s/Alan Krenek__________________________
Name:    Alan Krenek
Title:    Senior Vice President and Chief
Financial Officer

BASIC ENERGY SERVICES LP, LLC

By:/s/Jerry Tufly___________________________
Name:    Jerry Tufly
Title:    President

Annex 1

Joinder Agreement
THIS JOINDER AGREEMENT (this “Agreement”), dated as of _______________ __, 20__, is executed by ______________________________, a ____________________ (the “New Subsidiary”) in favor of BANK OF AMERICA, N.A. (“ABL Representative”) and U.S. BANK NATIONAL ASSOCIATION (“Term Loan Representative”), in their capacities as ABL Representative and Term Loan Representative, respectively, under that certain Intercreditor Agreement (the “Intercreditor Agreement”), dated as of December 23, 2016 among the ABL Representative, the Term Loan Representative, and each of the Grantors party thereto. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Intercreditor Agreement.
The New Subsidiary, for the benefit of the ABL Representative and the Term Loan Representative, hereby agrees as follows:
1.    The New Subsidiary hereby acknowledges the Intercreditor Agreement and acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Grantor under the Intercreditor Agreement and shall have all of the obligations of a Grantor thereunder as if it had executed the Intercreditor Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.
2.    The address of the New Subsidiary for purposes of Section 9.9 of the Intercreditor Agreement is as follows:

3.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE NEW SUBSIDIARY HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page Follows]
IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.
[NEW SUBSIDIARY]
By:

Name:

Title: